EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-232546) of our report dated March 29, 2024 with respect to the consolidated balance sheets of Patriot Gold Corp as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023.

/s/ Fruci & Associates II, PLLC

Spokane, Washington